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                                                               Exhibit 10.17

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

February 11, 2005

Dr. John E. Bishop
Vice President, Pharmaceutical Sciences & Manufacturing
Momenta Pharmaceuticals, Inc.
675 West Kendall St.
Cambridge, MA 02142

Dear John:

Reference is made to the Development and Production Agreement for Active Pharmaceutical Ingredient between Siegfried (USA), Inc. and Siegfried Ltd. (collectively, "SIEGFRIED") and Momenta Pharmaceuticals, Inc. ("MOMENTA") dated October 10, 2003, as amended or supplemented by letter agreements dated February 14, 2004, May 17, 2004, September 29, 2004, January 26, 2005 and February 1,
2005 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

MOMENTA hereby authorizes SIEGFRIED's purchase and installation of the manufacturing equipment identified below for the manufacture of the PRODUCT. The purchase and installation of the manufacturing equipment shall be deemed to have been conducted under the terms and conditions of the Agreement, with the following modifications:

     1. SIEGFRIED shall purchase [**] (quotation attached) previously agreed upon by MOMENTA and SIEGFRIED (the "[**]") and [**].

     2. SIEGFRIED shall order the [**] upon receipt of the signed copy of this letter and will install the [**] within two days of equipment receipt.

     3. SIEGFRIED estimates the cost for the [**] (including the [**]) at [**] U.S. Dollars ($[**]). The cost breakdown is summarized as below:

                 ITEM                               COST
                 ----------------------------------------------
                 [**]                              $ [**]
                 [**]                              $ [**]
                 [**]                              $ [**]
                 ----------------------------------------------
                 Total                             $ [**]
                 ----------------------------------------------

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     4.   During the term of the Agreement, SIEGFRIED will use the [**] only for the manufacture of the PRODUCT. However, should MOMENTA (or a collaborator of MOMENTA) and SIEGFIRED enter into an additional agreement(s) pertaining to the further manufacture of the PRODUCT and/or the manufacture of any other product and should the [**] be reasonably useful or necessary for the further manufacture of the PRODUCT and/or for the manufacture of the other product, during the term of such additional agreement(s), SIEGFRIED will use the [**] only for the manufacture of the PRODUCT and/or the manufacture of the other product.

     5. MOMENTA shall reimburse SIEGFRIED for the actual costs of the [**] (including the [**]). In addition, MOMENTA shall reimburse SIEGFRIED the actual costs of purchasing [**] used in the manufacture of the PRODUCT. Invoicing and payment shall be in accordance with Section
          10.1 of the Agreement. For purposes of Section 9.4 of the Agreement, the foregoing fees shall be attributed to the [**].

     6. At the termination of the Agreement, or any additional agreement(s), SIEGFRIED shall retain all title and claim to the [**].

If the foregoing is acceptable to MOMENTA, please indicate your consent below.

Best regards,


/s/ Scott Powers

Scott Powers
Manager, Business Development

Momenta Pharmaceuticals, Inc.

By:    /s/ John E. Bishop
       --------------------------------------------------------
Name:  John E. Bishop
Title: Vice President, Pharmaceutical Services & Manufacturing
Date:  February 11, 2005